Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Amendment 1 to the Registration Statement on Form S-3 (No. 333-280757) of Aditxt, Inc. of our report dated June 25, 2024 relating to the financial statements of Appili Therapeutics Inc., which appears in Aditxt Inc’s Current Report on Form 8-KA dated August 1, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Halifax, Nova Scotia, Canada

August 2, 2024

PricewaterhouseCoopers LLP

Cogswell Tower, 2000 Barrington Street, Suite 1101, Halifax, Nova Scotia, Canada B3J 3K1

T.: +1 902 491 7400, F.: +1 902 422 1166, Fax to mail: ca_halifax_main_fax@pwc.com

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership